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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our report on CarsDirect.com, Inc., dated February 25, 2000, except for Notes 2 and 13 as to which the date is May 15, 2000 and our report on Potamkin Auto Center Ltd., dated December 22, 1999, relating to the financial statements which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
May 15, 2000